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UCC FINANCING STATEMENT is presented to a Filing Officer for filing pursuant to the Uniform Commercial Code.


No. of Additional Sheets Presented:
                                    --------------

1.  Debtor(s) Last Name First) and Address(es):

    World Cyberlinks Corp.
    700 A Koehler Avenue
    Ronkonkoma, NY 11779


2.  Secured Party(ies) Name(s) and Address(es)

    FRF Holding Corp.
    1 East Main Street
    Suite 1
    Bay Shore, New York 11706


3.  [ ] The Debtor is a transmitting utility.


4.  For Filing Officer: Date, Time, No. Filing Office

     Dec 22            1 25 PM '99

      '99               2 3 3 0 8
    --------           -----------


5.  This Financing Statement covers the following types (or items) of property:

    U.S. Patent #5,301,346
    U.S. Patent #5,621,890
    U.S. Patent #5,598,543
    U.S. Patent #5,586,002
    U.S. Patent #5,461,717

    [X] Products of the Collateral are also covered.


6.  ??? and Address(es)

    APR 5 05


7.  [ ] The described crops are growing or to be grown on:*
    [ ] The described goods are or are to be affixed to:*
    [ ] The lumber to be cut or minerals or the like (including oil and gas) is on:*

        *(Describe Real Estate Below)


8.  Describe Real Estate Here:

    [ ] This statement is to be indexed in the Real Estate Records:


No. & Street             Town or City                    County
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Section           Block              Lot
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9.  Name of a Record Owner






10. This statement is filed without the debtor's signature to perfect a security interest in collateral (check appropriate box)

    [X] Under a security agreement signed by debtor authorizing secured party to file this statement, or
    [ ] which is proceeds of the original collateral described above in which a security interest was perfected, or
    [ ] acquired after a change of name, identity or corporate structure of the debtor, or [ ] as to which the filing has lapsed, or already subject to a security interest in another jurisdiction:
        [ ] when the collateral was brought into the state, or
        [ ] when the debtor's location was changed to this state.


WORLD CYBERLINKS CORP.                       FRF HOLDING CORP.

David B. Grossman, President                 by Frank Schwamborn, President

By  /s/ David B. Grossman, Pres.             By /s/ Frank Schwamborn, Pres.
--------------------------------             ----------------------------------
   Signature(s) of Debtor(s)                 Signature(s) of Secured Party(ies)




(2) Filing Officer Copy-Acknowledgement



(5/82)  STANDARD FORM - FORM UCC-1 -- Approved by Secretary of State of New York
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